Exhibit 5.4

[Letterhead of Butler Snow LLP]

May 9, 2017

The Chemours Company

1007 Market Street

Wilmington, Delaware 19899

Re:	Registration Statement on Form S-3 filed by The Chemours Company

Ladies and Gentlemen:

We have acted as special Mississippi counsel to First Chemical Corporation, a Mississippi corporation (“First Chemical Corporation”); First Chemical Holdings, LLC, a Mississippi limited liability company (“First Chemical Holdings”); and ChemFirst Inc., a Mississippi corporation (“ChemFirst” and, together with First Chemical Corporation and First Chemical Holdings, the “Mississippi Guarantors”), for the purpose of providing this opinion in connection with the Post-Effective Amendment No. 1 to the Form S-3 (as amended, the “Post-Effective Amendment No. 1”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) by: (i) The Chemours Company (the “Company”), and (ii) each of the subsidiaries of the Company listed in the Registration Statement under the heading “Table of Additional Registrants,” including without limitation, the Mississippi Guarantors. This opinion letter is issued in connection with the Post-Effective Amendment No. 1.

The Post-Effective Amendment No. 1 relates to a Registration Statement on Form S-3 filed by the Company on May 3, 2017 (File No. 333-217642) (the “Registration Statement”). The securities being registered under the Registration Statement will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act. Each initially capitalized term used, but not otherwise defined, in this letter shall have the meaning ascribed to such term in the Registration Statement as it is amended by the Post-Effective Amendment No. 1.

We call your attention to the fact that we do not represent the Mississippi Guarantors on a regular basis and that we have represented the Mississippi Guarantors only in a limited capacity in connection with certain specific matters as to which we were consulted by the Mississippi Guarantors, and we have not been engaged for any other purposes. There may exist matters of a legal nature which could have a bearing on the Registration Statement and the transactions related thereto with respect to which we have not been consulted.

In connection with this opinion, we have reviewed the following documents:

A.           the Registration Statement;

B.           the Post-Effective Amendment No. 1 (excluding the exhibits thereto);

C.           an Omnibus Secretary Certificate dated as of the date hereof executed by the secretary or assistant secretary, as applicable, of each Mississippi Guarantor and certain other

The Chemours Company

May 9, 2017

entities named therein of behalf of each Mississippi Guarantor and such other entities, certifying the following among other things:

i.	Articles of Incorporation of First Chemical Corporation as in effect as of the date of such certificate;

ii.	Certificate of Formation of First Chemical Holdings as in effect as of the date of such certificate;

iii.	Articles of Incorporation of ChemFirst as in effect as of the date of such certificate;

iv.	Bylaws of First Chemical Corporation as in effect as of the date of such certificate;

v.	Second Amended and Restated Limited Liability Company Operating Agreement of First Chemical Holdings as in effect as of the date of such certificate; and

vi.	Bylaws of ChemFirst as in effect as of the date of such certificate; and

D.           Separate Certificates of Good Standing each dated May 9, 2017 relating to First Chemical Corporation, First Chemical Holdings, and ChemFirst, respectively, issued by the Secretary of State of the State of Mississippi (each a “Certificate of Good Standing”).

We have also examined such certificates of public officials and of corporate officers and limited liability company representatives of the Mississippi Guarantors, as applicable, and other documents and records and such questions of law as we have deemed necessary as a basis for the opinions set forth below. In making such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. As to various facts material to the opinions set forth herein, we have relied upon the statements made in the Registration Statement and the Post-Effective Amendment No. 1 and upon such certificates of public officials and of corporate officers and limited liability company representatives of the Mississippi Guarantors, as applicable, which facts we have not independently verified.

The opinions set forth herein are limited to the law of the State of Mississippi, and we express no opinion as to the law of any other jurisdiction.

Based upon and subject to the foregoing, we are of the opinion that:

1.          Each Mississippi Guarantor is validly existing and in good standing under the laws of the State of Mississippi. Our opinions in this Section 1 as to the valid existence and good standing of the Mississippi Guarantors are based solely upon our examination of the respective

The Chemours Company

May 9, 2017

Certificate of Good Standing and are limited to the meaning ascribed to such certificates by the Secretary of State of the State of Mississippi.

2.          Each Mississippi Guarantor has the corporate or limited liability company, as applicable, power to guarantee the debt securities described in “Description of debt securities” section of the Registration Statement (the “Debt Securities”) fully and unconditionally and on a joint and several senior unsubordinated basis.

You have informed us that you intend to issue the Debt Securities from time to time on a delayed or continuous basis. This opinion is limited to the laws of the State of Mississippi as in effect on the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein. Insofar as the opinions herein relate to any actions to be taken after the date of this letter, the opinions are limited to the facts as they exist and the date hereof.

We consent to Morrison & Foerster LLP’s reliance on this opinion letter in rendering a separate opinion letter in connection with the Post-Effective Amendment No. 1.

We hereby consent to the filing of this opinion as Exhibit 5.4 to the Post-Effective Amendment No. 1. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Butler Snow LLP

Butler Snow LLP